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                                                                     Exhibit - 8


                                   (VSNL LOGO)
                                                                   PRESS RELEASE

            VSNL ANNOUNCES FORMATION OF INTERNATIONAL BUSINESS GROUP

     -    SINGAPORE TO THE OPERATIONAL HUB OF VSNL'S INTERNATIONAL BUSINESS
     -    APPOINTS MR. VINOD KUMAR AS HEAD - INTERNATIONAL BUSINESS GROUP

MUMBAI; MAY 9, 2004: Videsh Sanchar Nigam Limited (VSNL) has announced expansion of its operations outside India through the recently formed International
Business Group. The objective of this group will be to expand VSNL's service capability and customer facing activity in several strategic markets outside
India. The group will leverage VSNL's extensive domestic network, its international cable assets, its international MPLS based IP-VPN network, and its fast growing Value Added Service capability.

THE INTERNATIONAL BUSINESS GROUP WILL BE HEADED BY MR. VINOD KUMAR. MR. KUMAR
COMES WITH CONSIDERABLE EXPERIENCE IN THE INTERNATIONAL TELECOMMUNICATIONS
FIELD, HAVING HELD SENIOR MANAGEMENT ROLES IN LEADING TELECOM COMPANIES,
INCLUDING STINTS MOST RECENTLY AS CEO OF WORLDCOM JAPAN, AND SENIOR VICE
PRESIDENT OF ASIA NETCOM.

The International Business Group will use Singapore as its operational hub, and will address all the major markets through offices in the US, UK and Hong Kong.
It will bring increased focus and speed to VSNL's evolution as an international player in the telecom space, and besides establishing direct relationships with foreign customers who need services to and within India, will also help Indian companies to expand their corporate networks outside India.
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                                   ABOUT VSNL
Videsh Sanchar Nigam Limited, first telecom service provider in the world to get the prestigious TL 9000 certification, is India's leading provider of International Telecommunications and Internet Services. As the country's leader in International Long Distance services and with a strong pan-India
National Long Distance presence, VSNL is the leader in the Corporate Data Market in the country today with a strong service offering covering IPLCs, ILLs, Frame relay, ATM and MPLS based IP-VPN services. With established relations with over
80 carriers across the globe, VSNL today has a strong infrastructure base that covers multiple gateways, earth stations and submarine cable systems.

Tata-managed VSNL is now rapidly growing its retail and corporate presence under the Tata Indicom brand through its products like high speed broadband, dial-up
Internet, net telephony and calling cards, and has an internet subscriber base of over 8,00,000 subscribers. The Company also proposes to consolidate its presence in the Internet space by increasing its impetus on the Retail Broadband business. VSNL also offers a host of other valued added services that include
Television / Video uplinking, Program transmission services, Frame relay services and Inmarsat services.

VSNL is in the process of expanding its global presence and is setting up operations in Sri Lanka, Singapore, Europe and the United States of America. Its international connectivity capabilities, both undersea as well as satellite, offer the greatest diversity in India, which is critical for all customer segments, encompassing wholesale, corporate and retail. The company is augmenting its international connectivity by setting up a 3175 km undersea cable between Chennai and Singapore with a designed capacity of 5.12 tera bits. VSNL is listed across all the major stock exchanges in India and also has its ADRs listed on the New York Stock Exchange. (www.vsnl.com)

FORWARD-LOOKING AND CAUTIONARY STATEMENTS:
Certain words and statements in this release concerning VSNL and its prospects, and other statements relating to VSNL's expected financial position, business strategy, the future development of VSNL's operations and the general economy in India, are forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of VSNL, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding VSNL's present and future business strategies and the environment in which VSNL will operate in the future. The important factors that could cause actual results, performance or achievements to differ materially from such forward-looking statements include, among others, changes in government policies or regulations of India and, in particular, changes relating to the administration of VSNL's industry, and changes in general economic, business and credit conditions in India. Additional factors that could cause actual results, performance or achievements to differ materially from such forward-looking statements, many of which are not in VSNL's control, include, but are not limited to, those risk factors discussed in VSNL's various filings with the United States Securities and Exchange Commission. These filings are available at www.sec.gov. These forward-looking statements speak only as of the date of this release. VSNL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in VSNL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
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FOR FURTHER DETAILS CONTACT:

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
   Dr. G. C. Banik, Chief General Manager (PR),         Ms. Divya Kottayil/Meenu Sood
   Videsh Sanchar Nigam Limited,                        Vaishnavi Corporate Communications
   Tel: 91-22-5639 5153                                 Tel: 91-22-56568787